Exhibit 4.2
EXECUTION COPY
REGISTRATION RIGHTS AGREEMENT
          THIS REGISTRATION RIGHTS AGREEMENT dated as of November 28, 2008, is by and among Clearwire Corporation, a Delaware corporation formerly known as New Clearwire Corporation (the “Company”), Sprint HoldCo, LLC, a Delaware limited liability company (“Sprint”), Eagle River Holdings, LLC, a Washington limited liability company (“Eagle River”), Comcast Wireless Investment I, Inc., a Delaware corporation (“Comcast I”), Comcast Wireless Investment II, Inc., a Delaware corporation (“Comcast II”), Comcast Wireless Investment III, Inc., a Delaware corporation (“Comcast III”), Comcast Wireless Investment IV, Inc., a Delaware corporation (“Comcast IV”), Comcast Wireless Investment V, Inc., a Delaware corporation (“Comcast V” and, together with Comcast I, Comcast II, Comcast III and Comcast IV, “Comcast”), TWC Wireless Holdings I LLC, a Delaware limited liability company (“TWC I”), TWC Wireless Holdings II LLC, a Delaware limited liability company (“TWC II”), TWC Wireless Holdings III LLC, a Delaware limited liability company (“TWC III” and, together with TWC I and TWC II, “TWC”), BHN Spectrum Investments, LLC, a Delaware limited liability company (“BHN”), Google Inc., a Delaware corporation (“Google”), Intel Capital Wireless Investment Corporation 2008A, a Delaware corporation (“Intel A”), Intel Capital Wireless Investment Corporation 2008B, a Delaware corporation (“Intel B”), Intel Capital Wireless Investment Corporation 2008C, a Delaware corporation (“Intel C”), Intel Capital Corporation, a Delaware corporation (“Intel Capital”), Intel Capital (Cayman) Corporation, a Cayman Islands corporation (“Intel Cayman”), Middlefield Ventures, Inc., a Delaware corporation (“Middlefield”, and together with Intel A, Intel B, Intel C, Intel Capital and Intel Cayman, “Intel” and together with Comcast, TWC, BHN, Google, Eagle River and Sprint, the “Investors”).
          WHEREAS, in connection with the consummation of the transactions contemplated by that certain Transaction Agreement and Plan of Merger, dated as of May 7, 2008, as amended, by and among Clearwire Corporation, a Delaware corporation (“Clearwire”), Sprint Nextel Corporation, a Kansas corporation, Comcast Corporation, a Pennsylvania corporation, Time Warner Cable Inc., a Delaware corporation, Bright House Networks, LLC, a Delaware limited liability company, Google, and Intel Corporation, a Delaware corporation (the “Transaction Agreement”), the Investors will receive shares of common stock of the Company; and
          WHEREAS, the Company wishes to grant certain registration rights with respect to the shares of common stock of the Company held by the Investors, as provided further herein;
          NOW THEREFORE, in consideration of the promises herein contained and other good and valuable consideration, the parties hereto agree as follows:
          1. Definitions. As used in this agreement:
               (i) the term “Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder;
               (ii) the term “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or by agreement or otherwise;

               (iii) the term “Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company;
               (iv) the term “Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of the Company;
               (v) the term “Class B Common Units” means a unit designated as a Class B Common Unit under the Operating Agreement;
               (vi) the term “Clearwire” has the meaning set forth in the recitals;
               (vii) the term “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Act;
               (viii) the term “Common Stock” means any and all classes of the Company’s common stock as authorized pursuant to the Company’s certificate of incorporation, as may be amended or restated from time to time;
               (ix) the term “Company” has the meaning set forth in the recitals;
               (x) the term “Demand Registration” means a Registration pursuant to Section 3(a);
               (xi) the term “Eagle River” has the meaning set forth in the recitals;
               (xii) the term “Equityholders’ Agreement” means that certain Equityholders’ Agreement, dated of even date herewith, by and among the Company, Sprint, Eagle River, Comcast, TWC, BHN, Google and Intel (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time);
               (xiii) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;
               (xiv) the term “FINRA” means the Financial Industry Regulatory Authority;
               (xv) the term “Holder” means each Investor, and any Permitted Transferee, as defined in this agreement, of such Investor to whom the registration rights conferred by this agreement have been transferred in compliance with Section 12, as long as such Investor or Permitted Transferee owns Registrable Securities;
               (xvi) the term “Indemnified Party” has the meaning set forth in Section 7(d);

               (xvii) the term “Indemnifying Party” has the meaning set forth in Section 7(d);
               (xviii) the term “Initiating Holder” means any Holder who requests the Company to Register its Registrable Securities pursuant to Sections 3(a) or 3(b) (or with respect to a Takedown, who requests the Company to effectuate a Takedown pursuant to Section 3(c));
               (xix) the term “Investors” has the meaning set forth in the recitals;
               (xx) the term “Losses” has the meaning set forth in Section 7(a);
               (xxi) the term “Maximum Offering Size” has the meaning set forth in Section 2(d);
               (xxii) the term “Operating Agreement” means the Amended and Restated Operating Agreement of Clearwire Communications LLC, a Delaware limited liability company, dated of even date herewith, as it may be amended from time to time;
               (xxiii) the term “Other Shares” has the meaning set forth in Section 3(c)(i);
               (xxiv) the term “Permitted Transferee” means (A) any Permitted Transferee or Permitted Designee (each as defined in the Equityholders’ Agreement) or other Affiliate of each Investor or other Holder or (B) any Person who acquires at least 5,000,000 shares of Registrable Securities from an Investor or other Holder;
               (xxv) the term “Person” means an individual, corporation, limited liability company, trust, general partnership, or other entity;
               (xxvi) the terms “Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement of the Company in compliance with the Act, and any related prospectus (and all amendments, supplements and exhibits thereto and all material incorporated by reference therein filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;
               (xxvii) the term “Registrable Securities” means (A) all shares of Class A Common Stock held directly or indirectly by a Holder, including any shares of Class A Common Stock issuable or issued upon exercise, conversion or exchange of other securities of the Company or any of its subsidiaries (including Class B Common Stock and Class B Common Units), and (B) any Common Stock of the Company issued in respect of the shares of Class A Common Stock or any other securities of the Company, including without limitation, by reason of or in connection with any stock dividend, stock distribution, stock split, spin-off, purchase in any rights offering or in connection with any exchange for or replacement of such shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Act, (ii) they are sold pursuant to Rule 144, (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under this agreement as to the transferred securities are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at any one time;

               (xxviii) the term “Registration Expenses” means all expenses incident to the Company’s performance of or compliance with this agreement, including, without limitation, (i) all registration, listing, qualification and filing fees (including FINRA filing fees), (ii) fees and disbursements of counsel for the Company and, to the extent such fees are reasonable and customary, one special counsel for the selling Holders, if any, (iii) accounting fees, (iv) blue sky fees and expenses (including counsel fees in connection with the preparation of a blue sky memorandum and legal investment survey and FINRA filings), (v) all printing, distributing, mailing and delivery expenses for any registration statement, prospectus, transmittal letters, securities certificates and other documents relating to the performance of and compliance with this agreement, (vi) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution, (vii) underwriter fees, excluding discounts and commissions, and any other expenses which are customarily borne by the issuer or seller of securities in a public equity offering and (viii) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties);
               (xxix) the term “Request Notice” has the meaning set forth in Section 3(a);
               (xxx) the term “Rule 144” means Rule 144 (or any successor provision) under the Act.
               (xxxi) the term “Sprint” has the meaning set forth in the recitals; and
               (xxxii) the term “Takedown” has the meaning set forth in Section 3(c).
          2. Company Registration.
               (a) Right to Register. Whenever the Company proposes to Register any of its Common Stock under the Act, whether for its own account, for the account of others or a combination thereof (other than (i) a Registration relating solely to employee benefit plans, (ii) a Registration relating to a corporate reorganization or other transaction covered by Rule 145 under the Act, (iii) a Registration in which the only security being Registered is Common Stock issuable upon conversion of debt or equity securities, including warrants or similar securities convertible into or exercisable for Common Stock or Common Stock issued to a financial institution in connection with a customary share lending facility, provided that such Registration is made pursuant to a “shelf” registration statement on an appropriate form providing for the Registration of such Common Stock on a delayed or continuous basis in accordance with Rule 415 (or any similar provision that may be adopted by the Commission) under the Act or (iv) a Registration pursuant to Section 3 hereof), the Company will: (a) give prompt written notice thereof to each Holder and (b) upon the written request of any such Holder (which request shall specify the number of Registrable Securities to be disposed of by such Holder) given within twenty (20) days after receipt of such notice from the Company, the Company will, subject to the provisions of this Section 2, file a registration statement or amendment covering all of the Registrable Securities that such Holders have requested to be Registered and use commercially reasonable efforts to cause such registration statement to be declared effective under the Act. A Holder’s right to include its Registrable Securities in a Registration under this Section 2(a) will be conditioned upon the timely provision by such Holder of such information as the Company may reasonably request relating to the disclosure requirements of Item 507 of Regulation S-K (or any similar disclosure requirement applicable to such Registration).

               (b) Right to Terminate Registration. The Company will have the right to terminate, withdraw or delay any Registration initiated by it under this Section 2 prior to the effectiveness of such Registration whether or not any Holder has elected to include Registrable Securities in such Registration. The Company will give written notice of such determination to each Holder that has elected to include Registrable Securities in such Registration and, in the case of a determination to terminate or withdraw the registration statement, the Company will be relieved of its obligation to Register any Registrable Securities in connection with such registration statement, and in the case of a determination to delay effectiveness, the Company will be permitted to delay effectiveness for any period. The expenses of such terminated, withdrawn or delayed Registration will be borne by the Company.
               (c) Priority on Registrations. Each Holder acknowledges and agrees that, in the case of an underwritten offering, its rights under this Section 2 will be subject to cutback provisions imposed by a managing underwriter under Section 2(d). If, as a result of the cutback provisions of the preceding sentence, a Holder is not entitled to include all of its requested Registrable Securities in such Registration, then such Holder may elect to withdraw its request to include any or all of its Registrable Securities in such Registration.
               (d) Underwritten Offerings. In the event of an underwritten offering, the Company and each Holder will make such arrangements with the underwriters so that such Holder may participate in the offering on the same terms as the Company and any other party selling securities in such offering. The Company will not be required under this Section 2 to include any of a Holder’s Registrable Securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriter or underwriters selected by it (or by other persons entitled to select the underwriter or underwriters) and enters into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the managing underwriters determine would not reasonably be expected to jeopardize the success of the offering by the Company (the “Maximum Offering Size”). Notwithstanding any other provision of this agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the Registration and the underwriting, and the number of shares that may be included in such Registration and the underwriting will be allocated in the following priority up to the Maximum Offering Size, (i) first, to the Company for securities that the Company proposes to Register for its own account; (ii) second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement and to any other holders of incidental or “piggyback” registration rights requesting inclusion of their Registrable Securities in such registration statement, on a pari passu basis based upon the Registrable Securities held by such Holder; and (iii) third, to other securities of the Company to be registered on behalf of any other holder with priorities among them as the Company shall determine. Any Registrable Securities excluded and withdrawn from such underwriting will be withdrawn from the Registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons will be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” will be based upon the aggregate amount of Registrable Securities owned by all Persons included in such “Holder,” as described in this sentence.

          3. Demand, Form S-3 and Shelf Registrations.
               (a) Demand Registration.
               (i) Request by Holders. If the Company receives at any time a written request (specifying the number of Registrable Securities requested to be Registered and the proposed method of distribution thereof) from an Initiating Holder that the Company file a registration statement under the Act covering the Registration of all or a portion of such Initiating Holder’s Registrable Securities pursuant to this Section 3(a), then the Company will, within ten (10) business days after the receipt of such written request, give written notice of such request (a “Request Notice”) to all Holders, and effect, as soon as practicable thereafter (but in no event later than thirty (30) days after its receipt of such request), the Registration and all such qualifications and compliances as may be required to facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request and any additional requests by other Holders received by the Company within fifteen (15) days after receipt of the Request Notice, subject only to the limitations of this Section 3(a); except that the Registrable Securities requested to be Registered pursuant to such request must have an anticipated aggregate price to the public (before any underwriting discounts and commissions) of not less than $50,000,000. A Holder’s right to include its Registrable Securities in a Registration will be conditioned upon the timely provision by such Holder of such information as the Company may reasonably request relating to the disclosure requirements of Item 507 of Regulation S-K (or any similar disclosure requirement applicable to such Registration).
               (ii) Maximum Number of Demand Registrations. The Company is obligated pursuant to Section 3(a)(i) to effect only the number of Demand Registrations for each Investor and its Permitted Transferees (in their capacity as an Initiating Holder) as follows:

Investor	Demand Registrations
Comcast	3
TWC	2
BHN	1
Google	2
Intel	3
Eagle River	3
Sprint	8

except, that if more than 15% of any Initiating Holder’s Registrable Securities that were requested to be included in a Registration demanded by such Initiating Holder pursuant to this Section 3(a) were not included in such Registration as a result of cutback provisions imposed by the managing underwriter pursuant to Section 3(d), then such Registration will not count against such Initiating Holder as a Demand Registration under this Section 3(a)(ii).
               (iii) Postponement of Demand Registration. The Company will be entitled to postpone (but not more than once in any 12-month period), for a reasonable period of time not in excess of 90 days (less the number of days the Company has postponed the filing of a registration statement pursuant to Section 3(b)(iii)), the filing of a registration statement in accordance with this Section 3(a) or Section 3(b) if the Company notifies the Holders requesting Registration that, in the good faith judgment of the board of directors of the Company (in consultation with legal counsel and/or an investment banking firm of recognized national standing), such Registration and offering would reasonably be expected to materially and adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially and adversely affect the Company. Such notice will contain a statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company so postpones the filing of a registration statement, the Initiating Holders will have the right to withdraw the request for Registration (and the Holders who have requested that their Registrable Securities be included in such Registration may withdraw such Registrable Securities from such Registration) by giving written notice to the Company within ten (10) days of the anticipated termination date of the postponement period, as provided in the notice delivered to the Holders and such withdrawn registration will not count as a Demand Registration.
               (iv) Expenses for Withdrawn Registrations. Notwithstanding the provisions of Section 5(a), the Company will not be required to pay for any Registration Expenses under this Section 3(a) if the registration request is subsequently withdrawn (other than in accordance with Section 3(a)(iii)) at the request of the Initiating Holder, unless such Initiating Holder agrees to forfeit its right to one (1) Demand Registration pursuant to this Section 3(a); except that if at the time of such withdrawal, the Initiating Holder has learned of a material adverse change in the condition, business, or prospects of the Company not actually known to the Initiating Holder at the time of its request for such Registration and has withdrawn its request for Registration with reasonable promptness after learning of such material adverse change, then the Initiating Holder will not be required to pay any of such Registration Expenses nor forfeit any Demand Registration rights pursuant to this Section 3(a) notwithstanding such withdrawal.
               (v) Effective Period. The Company will be required to maintain the effectiveness of the registration statement with respect to any Demand Registration for a period of at least 270 days after the effective date thereof or such shorter period in which all Registrable Securities included in such registration statement have actually been sold, except that the Company will extend the time period under this Section 3(a)(v) with respect to the length of time that the effectiveness of such registration statement must be maintained by the amount of time any Holder is required to discontinue disposition of such Registrable Securities pursuant to any other provision of this Agreement.

               (vi) No Demand Registration. No Demand Registration will be deemed to have occurred for purposes of this Section 3(a) if (x) the registration statement relating thereto (i) does not become effective or (ii) is not maintained effective for the period required pursuant to this Section 3, or (y) the offering of the Registrable Securities pursuant to such registration statement is subject to a stop order, injunction or similar order or requirement of the Commission during such period, in which case such Initiating Holder will be entitled to an additional Demand Registration.
               (b) Form S-3 Registration.
               (i) After the Company is eligible to Register Registrable Securities on Form S-3, each Holder will have the right to demand that the Company effect one or more Registrations with respect to all or a part of its Registrable Securities on Form S-3 and any related qualification or compliance; except that no such demand right will apply to Registrable Securities having an anticipated aggregate price to the public (before any underwriting discounts and commissions) of less than $10,000,000, unless there shall be other Holders who have requested participation in such Registration who, in the aggregate with the Initiating Holder, shall have proposed Registration of Registrable Securities having an anticipated aggregate price to the public (before any underwriting discounts and commissions) of at least $10,000,000. Any demand for Registration under this Section 3(b)(i) will not be considered a Demand Registration request pursuant to Section 3(a). Upon receipt of written request, the Company will, as soon as practicable, (i) give a Request Notice relating to the proposed registration to all other Holders, and (ii) effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder’s Registrable Securities as are specified in such request together with the Registrable Securities requested to be included by any other Holders who notify the Company in writing within fifteen (15) days after receipt of such Request Notice from the Company; except that the Company will not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3(b) if Form S-3 is not available for such offering.
               (ii) The Company in its sole discretion may condition the inclusion of Registrable Securities in a Registration under this Section 3(b) upon the timely provision by such Holder of such information as the Company may reasonably request relating to the disclosure requirements of Item 507 of Regulation S-K (or any similar disclosure requirement applicable to such Registration).

               (iii) The Company will be entitled to postpone (but not more than once in any 12-month period), for a reasonable period of time not in excess of 90 days (less the number of days the Company has postponed the filing of a registration statement pursuant to Section 3(a)(iii)), the filing of a registration statement in accordance with this Section 3(b) or Section 3(a) if the Company notifies the Holders requesting Registration that, in the good faith judgment of the board of directors of the Company (in consultation with legal counsel and/or an investment banking firm of recognized national standing), such Registration and offering would reasonably be expected to materially and adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially and adversely affect the Company. Such notice will contain a statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company so postpones the filing of a registration statement, the Initiating Holder will have the right to withdraw its request for Registration (and the Holders who have requested that their Registrable Securities be included in such Registration may withdraw such Registrable Securities from such Registration) by giving written notice to the Company within ten (10) days of the anticipated termination date of the postponement period, as provided in the notice delivered to the Holders.
               (c) Shelf Registration.
               (i) Filing of Shelf Registration. As promptly as practicable (but no later than sixty (60) days) following the Company’s becoming eligible to use Form S-3, the Company shall file a “shelf” registration statement (the “Shelf Registration Statement”) with the Commission on an appropriate form providing for the Registration and sale on a delayed or continuous basis pursuant to Rule 415 (or any similar provision that may be adopted by the Commission) under the Act by the Holders of the Registrable Securities from time to time in the manner described in the Shelf Registration Statement. The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Act as promptly as reasonably practicable following the filing thereof with the Commission, and to keep the Shelf Registration Statement continuously effective until the date that all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Act; except that the Company shall not be obligated to take any action to effect any such registration or to keep the Shelf Registration Statement continuously effective pursuant to this Section 3(c) and may suspend the use of the prospectus included therein, if in the good faith judgment of the board of directors of the Company (in consultation with legal counsel and/or an investment banking firm of recognized national standing), such Registration and offering would reasonably be expected to materially and adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially and adversely affect the Company; except in no event shall such deferral or suspension, together with any deferral or suspension under Section 3(a)(iii) and 3(b)(iii) exceed ninety (90) days in any twelve (12)-month period. The Company shall provide written notice to the Investors prior to such deferral or suspension, which notice need not specify the nature of the event giving rise to such suspension. The Shelf Registration Statement filed pursuant to this Section 3(c)(i) may, subject to the provisions of Section 3(c)(ii), include other securities of the Company with respect to which registration rights have been or may be granted, and may include securities being sold for the account of the Company (collectively, “Other Shares”). The Company in its sole discretion may condition the inclusion of Registrable Securities in a Registration under this Section 3(c) upon the timely provision by such Holder of such information as the Company may reasonably request relating to the disclosure requirements of Item 507 of Regulation S-K (or any similar disclosure requirement applicable to such Registration). The Company will not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3(c) if Form S-3 is not available for such registration.

               (ii) For so long as the Holders have the ability to cause a Demand Registration under Section 3(a) or Section 3(b), upon a written request from an Initiating Holder to effect an offering under the Shelf Registration Statement (a “Takedown”), the Company will, as soon as practicable, (x) deliver a Request Notice relating to the proposed Takedown to all other Holders and (y) promptly (and in any event not later than twenty (20) days after receiving such Initiating Holder’s request) supplement the prospectus included in the Shelf Registration Statement as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder’s Registrable Securities as are specified in such request together with the Registrable Securities requested to be included in such Takedown by any other Holders who notify the Company in writing within ten (10) business days after receipt of such Request Notice from the Company; except that the Registrable Securities requested to be offered pursuant to such Takedown must have an anticipated aggregate price to the public (before any underwriting discounts and commissions) of not less than $10,000,000. If the Company and/or the holders of any Other Shares request inclusion of Other Shares in a Takedown, such Other Shares shall be included in the Takedown if, and only if, inclusion of such Other Shares would not be reasonably likely to delay in any material respect the timely effectuation of the Takedown or the sale of Registrable Securities pursuant to the Takedown. In the case of a request for or effectuation of a Takedown, all references in this agreement to the effective date of a registration statement shall be deemed to refer to the date of pricing of such Takedown and all references to Registration shall be deemed to refer to the Takedown.
               (d) Underwriting. If an Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, then it will so advise the Company as a part of such request made pursuant to this Section 3 and the Company will include such information in the Request Notices referred to in Section 3(a)(i), Section 3(b)(i) or Section 3(c)(ii), as applicable. The Initiating Holder shall select the institution or institutions that shall manage or lead such underwriting, subject to the consent of the Company which shall not be unreasonably withheld, conditioned or delayed. The right of any Holder to include his, her or its Registrable Securities in such Registration will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Holders participating in such Registration) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting will enter into an underwriting agreement in customary form with the managing underwriter or underwriters. Notwithstanding any other provision of Section 3, if the underwriter or underwriters determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten and so advise(s) in writing the Company and the Holders requesting inclusion of their Registrable Securities in such Registration, then the underwriter or underwriters may exclude shares (including Registrable Securities) from the Registration and underwriting, and the number of shares that may be included in such Registration and underwriting will be allocated in the following priority up to the Maximum Offering Size, (i) first, to any Holders requesting inclusion of their Registrable Securities in such Registration pursuant to this Section 3, on a pari passu basis based upon the Registrable Securities held by such Holders, and (ii) second to other holders of securities of the Company, with priorities among them as the Company shall so determine. If, as a result of the cutback provisions of the preceding sentence, a Holder is not entitled to include all of its requested Registrable Securities in such Registration, then the Holder may elect to withdraw its request to include any or all of its Registrable Securities in such Registration. Any Registrable Securities excluded and withdrawn from such underwriting will be withdrawn from the Registration.

               (e) No Registrations if Effective Shelf. Notwithstanding anything else to the contrary in this agreement, if, prior to any request for registration pursuant to Section 3(a) or Section 3(b) with respect to a Holder’s Registrable Securities, (i) the Company shall have filed a Shelf Registration Statement covering such Registrable Securities, (ii) such Shelf Registration Statement shall have registered for resale by the requesting Holders such Registrable Securities, (iii) the plan of distribution set forth in such Shelf Registration Statement includes underwritten offerings and (iv) the Shelf Registration Statement is effective when the requesting Holders would otherwise make a request for registration under Section 3(a) or Section 3(b), as applicable, the Company shall not be required to separately register any Registrable Securities in response to such request, and such request shall be deemed to be a request that the Company cooperate in effecting a Takedown of the Registrable Securities pursuant to such Shelf Registration Statement.
               (f) No Registrations During Adjustment Period. Notwithstanding anything else to the contrary in this Agreement, no demand may be made nor shall the Company be required to file any Registration Statement under this Section 3 at any time during the period that Investors are prohibited from transferring Registrable Securities under Section 3.11 of the Equityholders’ Agreement.
          4. Registration Procedures. If and whenever the Company is required to effect the Registration of any Registrable Securities under the Act as provided in Section 2 and Section 3 hereof, the Company will effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will cooperate in the sale of the securities and will, as expeditiously as possible (to the extent applicable, in the case of a Takedown):
               (a) Prepare and file with the Commission a registration statement or registration statements on such form which will be available for the sale of the Registrable Securities by the Company or the selling Holders in accordance with the intended method or methods of distribution thereof, and use commercially reasonable efforts to cause such registration statement to become effective and to remain effective as provided herein; except that before filing a registration statement or prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company will furnish or otherwise make available to the Holders who are including Registrable Securities in such registration statement, their counsel and the managing underwriters, if any, copies of all disclosures relating to such Holders and required by Item 507 of Regulation S-K (or any similar successor requirement), which documents will be subject to the reasonable review and comment of such counsel, and, if requested by such counsel, provide such counsel reasonable opportunity to conduct a reasonable investigation within the meaning of the Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company will not include any information relating to a Holder in any such registration statement or prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Registration pursuant to Section 2 or Section 3 to which the Holder (if such registration statement includes Registrable Securities of the Holder) reasonably objects, in writing, on a timely basis, unless, in the opinion of the Company, the inclusion of such information is necessary to comply with applicable law. It shall be deemed a reasonable review and comment opportunity if such counsel shall have submitted comments, which shall be limited to comments on disclosure relating directly to the affected Holder or Holders, or failed to submit comments, in each case, within five (5) business days following receipt of the relevant documents by such Holder.

               (b) Prepare and file with the Commission such amendments and post-effective amendments to each registration statement as may be necessary to keep such registration statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Act with respect to the disposition of all securities covered by such registration statement; and cause the related prospectus to be supplemented by any prospectus supplement as may be necessary to comply with the provisions of the Act with respect to the disposition of the securities covered by such registration statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Act. Notwithstanding the foregoing, the Company shall be entitled at all reasonable times to suspend a registration statement that includes Registrable Securities during the pendency of any amendments required by this Section 4(b). Such suspension or suspensions shall be effective upon the transmittal of notice to an affected Holder in compliance with, and using the most expeditious practical means of communication permitted by, Section 11 below.
               (c) Notify each selling Holder and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(o) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (d) Use commercially reasonable efforts to avoid the issuance of any order suspending the effectiveness of a registration statement or any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, or, if issued, to obtain the withdrawal or lifting of any such order or suspension as promptly as practicable.
               (e) If requested by the managing underwriters, if any, or the Holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request, including without limitation, with respect to any hedging activity associated with the Registrable Securities; except that the Company will not be required to take any actions under this Section 4(e) that are not in compliance with applicable law.
               (f) Furnish or make available to each selling Holder, and each managing underwriter acquiring from or selling on behalf of such Holder, if any, without charge, at least one conformed copy of the registration statement, the prospectus and prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder, counsel or underwriter). To the extent electronic prospectus delivery is permitted under the Act, any delivery of conformed prospectuses, registration statements, and supplements and amendments thereto, required by any paragraph of this Section 4, may be delivered by electronic means so long as the form of delivery can reasonably be expected to permit such Holder or Holders, and such underwriter or underwriters, if any, to satisfy their respective prospectus delivery obligations arising under the Act or otherwise. The Company’s electronic delivery pursuant to the preceding sentence is conditioned upon an undertaking by the Company to deliver, to the extent required under the Act, paper copies of all such documents upon request by a Person acquiring or proposing to acquire such securities.
               (g) Deliver to each selling Holder, and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 4, hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any such amendment or supplement thereto.

               (h) Prior to any public offering of Registrable Securities, use commercially reasonable efforts to Register or qualify or cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the Registration or qualification (or exemption from such Registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any selling Holder or underwriter reasonably requests in writing and to keep each such Registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such selling Holders to consummate the disposition of such Registrable Securities in such jurisdiction; except that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to material taxation or general service of process in any such jurisdiction where it is not then so subject, or (iii) consent to general service of process in any such jurisdiction.
               (i) Cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each relevant Holder that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the relevant registration statement and only upon satisfaction of any prospectus delivery requirement arising under the Act or otherwise, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or such Holder may request at least two (2) business days prior to any sale of Registrable Securities.
               (j) Use commercially reasonable efforts to cause the Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling Holders’ business, in which case the Company will cooperate in all reasonable respects with the filing of such registration statement and the granting of such approvals, as may be necessary to enable such Holder or Holders thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.
               (k) Upon the occurrence of any event contemplated by Section 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) or 4(c)(vi) above, prepare as promptly as practicable a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
               (l) Prior to the effective date of the registration statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities.

               (m) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.
               (n) Use commercially reasonable efforts to cause all shares of Registrable Securities covered by such registration statement to be authorized to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time, or will be immediately following the offering, listed on such exchange.
               (o) In connection with any underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the managing underwriters to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) furnish to the underwriters and selling Holders opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) will be reasonably satisfactory to the managing underwriters), addressed to each of the underwriters and selling Holders covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters, (iii) use commercially reasonable efforts to obtain comfort letters and updates thereof from the independent registered public accounting firm of the Company (and, if necessary, any other independent registered public accounting firms of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement) who have certified the financial statements included in such registration statement, addressed to each of the underwriters and selling Holders, such letters to be in customary form and covering matters of the type customarily covered in comfort letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same will contain indemnification provisions and procedures substantially to the effect set forth in Section 7 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Initiating Holders and (v) deliver such documents and certificates as may be reasonably requested by the managing underwriters to evidence the continued validity of the representations and warranties made pursuant to Section 4(o)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.
               (p) Make available for inspection by a representative of the selling Holders, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys, accountants or other professionals retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney, accountant or other professionals in connection with such registration statement. If so requested in writing by the Company, the Company’s obligation to disclose information pursuant to the preceding sentence is conditioned upon the execution and delivery by each Person receiving such disclosure of an agreement satisfactory to the Company as to form relating to such Person’s obligation to refrain from disclosing same.

               (q) Cause its officers to use commercially reasonable efforts to support the marketing of the Registrable Securities covered by the registration statement (including, without limitation, participation in “road shows” and appearing before analysts and rating agencies) taking into account the Company’s business needs.
               (r) Cooperate with each selling Holder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.
               (s) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Act and Rule 158 thereunder, as soon as reasonably practicable, but not more than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten public offering or (ii) if not sold to underwriters in such an offering, commencing on the first day of the Company’s first fiscal quarter commencing after the effective date of the registration statement, which statements will cover the 12-month periods.
The Company may require each selling Holder to furnish to the Company in writing such information pursuant to Item 507 of Regulation S-K (or any similar disclosure requirement applicable to such Registration) required in connection with such Registration regarding such Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such Registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.
Each Holder agrees if such Holder has Registrable Securities covered by such registration statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v), 4(c)(vi) or 4(e) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such registration statement or prospectus until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(k) hereof, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; except that the Company will extend the time periods under Section 2 and Section 3 with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time such Holder is required to discontinue disposition of such Registrable Securities.

          5. Registration Expenses; Delay.
               (a) Expenses of Company Registration. The Company will pay (i) all of the Registration Expenses and (ii) all transfer taxes and brokerage and underwriters’ discounts and commissions attributable to the securities being sold by the Company. Each Holder will pay all transfer taxes and brokerage and underwriters’ discounts and commissions attributable to the Registrable Securities being sold by such Holder.
               (b) Delay of Registration. No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any Registration as the result of any controversy that might arise with respect to the interpretation of this agreement.
          6. Holdback Agreement.
               (a) In the case of an underwritten offering of securities by the Company (which, for purposes of this Section 6 shall include an underwritten Takedown but shall not include the effectiveness of the Shelf Registration Statement in the absence of an underwritten Takedown) with respect to which the Company has complied with its obligations hereunder, each Holder agrees, if and to the extent (i) requested by the managing underwriter of such underwritten offering and (ii) all of the Company’s executive officers and directors execute agreements identical to those referred to in this Section 6, that it shall not during the period beginning on, and ending ninety (90) days (subject to one extension of no more than 17 days if required by the underwriters in connection with FINRA Rule 2711(f)(4) or any similar or successor provision) (or such shorter period as may be permitted by such managing underwriter) after, the effective date of the registration statement filed in connection with such Registration (the “Holdback Period”), except for Registrable Securities included in such Registration, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that such restrictions shall not apply to (1) any such sales, purchases, grants, transfers, dispositions or arrangements to settle or otherwise close any hedging instruments that were outstanding prior to the beginning of the Holdback Period unless the Holder of such Registrable Securities had proposed to sell Registrable Securities in the offering or (2) (A) any disposition by Intel of the shares of the Company’s Common Stock that Intel received as Merger Consideration as defined in and pursuant to Section 2.5 of the Transaction Agreement in exchange for its shares of Clearwire common stock or (B) any contract, option or other arrangement or understanding entered into by Intel with respect to the hedging of such shares. No Holder subject to this Section 6 (or any officer and/or director of the Company bound by these restrictions as required by this Section 6) shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to or contemplated by this Section 6 unless all Holders are also released from their obligations under Section 6(a). In the event of any such release the Company shall notify the Holders of any such release within three (3) business days after such release. If requested by the managing underwriter, each Holder shall enter, and shall use commercially reasonable efforts to ensure that each Affiliate of such Holder holding Registrable Securities enters, into a lock-up agreement with the applicable underwriters that is consistent with the agreement in the preceding sentence.

               (b) In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.
               (c) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of such Holder (and the shares or securities of every other Person subject to the restriction contained in this Section 6):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO A LOCK-UP PERIOD OF UP TO 90 DAYS (OR LONGER, IF EXTENDED) AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.
               (d) In the case of an underwritten offering of Registrable Securities pursuant to Section 3(a) or Section 3(b) or an underwritten Takedown pursuant to Section 3(c), the Company agrees, if and to the extent requested by the managing underwriter of such underwritten offering, not to effect (or Register for sale) any public sale or distribution of any shares of Class A Common Stock for the Company’s own account during the period beginning on, and ending ninety (90) days (subject to one extension of no more than 17 days if required by the underwriters in connection with FINRA Rule 2711(f)(4) or any similar or successor provision) (or such shorter period as may be permitted by such managing underwriter) after, the effective date of the registration statement filed in connection with such Registration, except for securities of the Company to be offered for the Company’s account in such underwritten offering. If requested by the managing underwriter, the Company shall enter into a lock-up agreement with the applicable underwriters that is consistent with the agreement in the preceding sentence. Notwithstanding the foregoing, the Company may effect a public sale or distribution of Class A Common Stock and other securities for the Company’s own account during the period described above (i) pursuant to Registrations on Forms S-4 or S-8 or any successor registration forms or (ii) as part of any Registration of securities for offering and sale to employees or directors of the Company pursuant to any stock plan or other benefit plan arrangement.

          7. Indemnification.
               (a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, each Holder, its directors and officers and each Person who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) and any of such Holder’s agents or representatives, its legal counsel and accountants, any underwriter and any controlling Person of such underwriter (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), and its legal counsel against all losses, liabilities, claims, damages and expenses (“Losses”) caused by or relating to (A) any untrue or alleged untrue statement of material fact contained in any registration statement relating to Registrable Securities, or any prospectus, preliminary prospectus, summary or free writing prospectus, or any amendment thereof or supplement to any of the foregoing or any omission or alleged omission of material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company or any underwriter by such Holder expressly for use therein or (B) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Act, the Exchange Act or any state securities laws in connection with the sale of securities by such Holder pursuant to any registration statement in which such Holder is participating, and the Company, in each case, will reimburse each such Holder, officer, director, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses or action as such expenses are incurred; except that the indemnity agreement contained in this Section 7 will not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld, delayed or conditioned).
               (b) Each Holder whose Registrable Securities are included in a registration statement, severally and not jointly, agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each Person who controls Company (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), any of the Company’s agents or representatives, its legal counsel and accountants, any underwriter and any controlling Person of such underwriter (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) and each other Holder, against any Losses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement relating to Registrable Securities, prospectus or preliminary prospectus, summary or free writing prospectus, or any amendment thereof or supplement to any of the foregoing or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use in such registration statement or prospectus relating to the Registrable Securities, and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 7(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such Losses or action as such expenses are incurred; except that (i) the indemnity agreement contained in this Section 7(b) will not apply to amounts paid in settlement of any Losses if such settlement is made without the consent of such Holder, which consent will not be unreasonably withheld, conditioned or delayed and (ii) the obligations of such Holder hereunder will be limited to an amount equal to the net proceeds to such Holder from the sale of its Registrable Securities in the transaction giving rise to the Losses.

               (c) The indemnification provided for under this agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party (as defined herein) or any officer, director, or controlling Person of such Indemnified Party and will survive the transfer of Registrable Securities.
               (d) Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) will give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; except that counsel for the Indemnifying Party, who will conduct the defense of such claim or any litigation resulting therefrom, will be approved by the Indemnified Party (whose approval will not unreasonably be withheld, conditioned or delayed), and the Indemnifying Party shall assume payment of all fees and expenses of such counsel. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The failure of any Indemnified Party to give notice as provided herein or the information required by the last sentence of this Section 7(d) will not relieve the Indemnifying Party of its obligations under this Section 7 unless and to the extent that the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release of such Indemnified Party from all liability in respect to such claim or litigation. The Indemnified Party will furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as will be reasonably required in connection with the defense of such claim and litigation resulting therefrom.
               (e) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, will contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other, in connection with the statements or omissions which resulted in Losses, as well as any other relevant equitable considerations; except that in no event will any contribution by a Holder under this Section 7(e) exceed the net proceeds to such Holder from the sale of Registrable Securities in the transaction giving rise to the Losses. The relative fault of the Indemnifying Party and of the Indemnified Party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (f) The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Holder’s obligation to contribute pursuant to this Section 7 is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all such Holders and not joint.
               (g) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement will be controlling as among the parties thereto.
               (h) The obligations of the Company and Holders under this Section 7 will survive the completion of any offering of Registrable Securities in a registration statement under Section 2 or Section 3 and otherwise.
          8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without Registration the Company agrees to:
               (a) keep public information available, as those terms are understood and defined in Rule 144, at all times; and
               (b) so long as any Holder owns any Registrable Securities, furnish to such Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without Registration.
          9. Rights Granted to Other Investors. The Company will not grant any registration rights relating to its securities after the date hereof without the written consent of the Investors unless the priority provisions of Section 2(d) and Section 3(d) continue to apply.

          10. Termination. The registration rights set forth in this agreement will terminate upon the transfer or assignment of all of the Registrable Securities held by all Holders to parties who are not Permitted Transferees. Upon termination pursuant to this Section 10, the Company will no longer be obligated to provide notice of a proposed Registration.
          11. Notices. All communications provided for hereunder will be personally delivered or sent by registered or certified mail, nationally recognized overnight courier or facsimile and (a) if addressed to a Holder, addressed to the Holder at the postal mail address or fax number set forth beside such Holder’s signature, or at such other postal address or fax number as such Holder will have furnished to the Company in writing or (b) if addressed to the Company, to the postal address or fax number set forth beside the Company’s signature or at such other address or fax number, or to the attention of such other officer, as the Company will have furnished to Holder in writing. All notices and other communications required or permitted under this agreement will be in writing and will be deemed effectively given: (w) when personally delivered to the party to be notified; (x) when sent by confirmed facsimile if sent during normal business hours of the recipient or, if not, then on the next business day, as long as a copy of the notice is also sent via nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; (y) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (z) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.
          12. No Assignment. This agreement is personal to the Investors and will not be assignable to any third party, except as set forth herein. Notwithstanding the foregoing, an Investor may assign all or any portion of its rights hereunder to one or more Permitted Transferees of such Investor and any Permitted Transferee will be entitled to the rights granted hereunder, provided that the Company is given written notice at the time of said transfer or assignment identifying the name and address of the Permitted Transferee and that the Permitted Transferee assumes in writing the obligations of an Investor under this agreement.
          13. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this agreement are inserted for reference only and will not limit or otherwise affect the meaning hereof.
          14. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the state of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in the county of New York for any action or proceeding arising out of or relating to this agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth beside such party’s signature shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this agreement or the transactions contemplated hereby in the courts of the state of New York.

          15. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATE HEREBY.
          16. No Inconsistent Agreements. The Company will not on or after the date of this agreement enter into any agreement with respect to its securities that conflicts with or would limit the rights granted to the Holders in this agreement or otherwise conflicts with the provisions hereof.
          17. Amendments and Waivers. Any term of this agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only upon the written consent of the Company and Investors holding greater than 66 2/3% of the Registrable Securities then held by the Investors; except that no amendment may (i) disproportionately adversely affect any Investor as compared to the other Investors, (ii) reduce the number of Demand Registrations available to such Investor or (iii) change any Investor’s obligations under Section 6, in each case without the consent of such Investor. The failure of any party to insist on or to enforce strict performance by the other parties of any of the provisions of this agreement or to exercise any right or remedy under this agreement will not be construed as a waiver or relinquishment to any extent of that party’s right to assert or rely on any provisions, rights or remedies in that or any other instance; rather, the provisions, rights and remedies will remain in full force and effect.
          18. Entire Agreement. This agreement is intended by the parties to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. This agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. Without limiting the generality of the foregoing, (i) Intel acknowledges and agrees that its rights under this agreement supersede and replace its and its subsidiaries’ registration rights under (w) that certain Investor Rights Agreement, dated as of August 29, 2006, by and among the Company, Intel and Motorola, Inc. and (x) that certain Registration Rights Agreement, dated as of March 16, 2004 by and between the Company and the investors identified on Exhibit A thereto (the “2004 Agreement”) and (ii) Eagle River acknowledges and agrees that its rights under this agreement supersede and replace its and its subsidiaries’ rights under (y) that certain Registration Rights Agreement, dated as of November 13, 2003, by and among Flux U.S. Corporation, Flux Fixed Wireless, LLC, Clearwire Holdings, Inc. and Hispanic Information and Telecommunications Network and (z) the 2004 Agreement.
          19. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for any other parties’ failure to perform their obligations under this agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, to the extent permitted by applicable law, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure, without bond or other security being required.

          20. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.
          21. Counterparts. This agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all such counterparts will together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this agreement to be executed and delivered as of the date first above written.
COMPANY:

Clearwire Corporation		Address:

By:	/s/ Hope Cochran	Clearwire Corporation

Name: Hope Cochran		4400 Carillon Point
Title: Vice President, Finance and Treasurer		Kirkland, Washington 98033 Attention: Legal Department
Facsimile No.: (425) 216-7776

With copies to:

Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022
Attention: Joshua N. Korff
Facsimile No.: (212) 446-6460

Davis Wright Tremaine LLP
1201 Third Avenue, Suite 2200
Seattle, Washington 98101
Attention: Sarah English Tune
Facsimile No.: (206) 757-7161
[Signature Page to the Registration Rights Agreement by and among Clearwire Corporation, Sprint HoldCo, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, and BHN Spectrum Investments, LLC]

INVESTORS:

Sprint HoldCo, LLC		c/o Sprint Nextel Corporation
2001 Edmund Halley Drive
By:	/s/ Keith O. Cowan	Reston, Virginia 20191

Name: Keith O. Cowan		Attention: President of Strategic Planning and
Title: Vice President		Corporate Initiatives
Facsimile No.: (703) 433-4034

with copies to:

Sprint Nextel Corporation
6200 Sprint Parkway
Overland Park, Kansas 66251
Attention: Vice President — Law, Corporate
Transactions and Business Law
Facsimile No.: (913) 523-9803

King & Spalding
1180 Peachtree Street, N.E.
Atlanta, Georgia 30309
Attention: Michael J. Egan
Facsimile No.: (404) 572-5100
[Signature Page to the Registration Rights Agreement by and among Clearwire Corporation, Sprint HoldCo, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, and BHN Spectrum Investments, LLC]

Comcast Wireless Investment I, Inc.		c/o Comcast Corporation
One Comcast Center
By:	/s/ Robert S. Pick	1701 John F. Kennedy Boulevard

Name: Robert S. Pick		Philadelphia, Pennsylvania 19103
Title: Senior Vice President		Attention: Chief Financial Officer
Facsimile No.: (215) 286-1240
Comcast Wireless Investment II, Inc.
With copies to:
By:	/s/ Robert S. Pick

Name: Robert S. Pick		Comcast Corporation
Title: Senior Vice President		One Comcast Center
1701 John F. Kennedy Boulevard
Comcast Wireless Investment III, Inc.		Philadelphia, Pennsylvania 19103
Attention: General Counsel
By:	/s/ Robert S. Pick	Facsimile No.: (215) 286-7794

Name: Robert S. Pick
Title: Senior Vice President		Davis Polk & Wardwell
450 Lexington Avenue
Comcast Wireless Investment IV, Inc.		New York, New York 10017
Attention: David L. Caplan
By:	/s/ Robert S. Pick	Facsimile No.: (212) 450-3800

Name: Robert S. Pick
Title: Senior Vice President

Comcast Wireless Investment V, Inc.

By:	/s/ Robert S. Pick

Name: Robert S. Pick
Title: Senior Vice President
[Signature Page to the Registration Rights Agreement by and among Clearwire Corporation, Sprint HoldCo, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, and BHN Spectrum Investments, LLC]

TWC Wireless Holdings I LLC		c/o Time Warner Cable Inc.
One Time Warner Center
By:	/s/ Satish Adige	North Tower

Name: Satish Adige		New York, New York 10019
Title: Senior Vice President, Investments		Attention: General Counsel
Facsimile No.: (212) 364-8254
TWC Wireless Holdings II LLC
with a copy to:
By:	/s/ Satish Adige

Name: Satish Adige		Paul, Weiss, Rifkind, Wharton & Garrison LLP
Title: Senior Vice President, Investments		1285 Avenue of the Americas
New York, New York 10019-6064
TWC Wireless Holdings III LLC		Attention: Matthew W. Abbott
Robert B. Schumer
By:	/s/ Satish Adige	Facsimile No.: (212) 757-3990

Name: Satish Adige
Title: Senior Vice President, Investments
[Signature Page to the Registration Rights Agreement by and among Clearwire Corporation, Sprint HoldCo, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, and BHN Spectrum Investments, LLC]

BHN Spectrum Investments, LLC		c/o Bright House Networks, LLC
c/o Advance/Newhouse Partnership
By:	/s/ Leo Cloutier	5000 Campuswood Drive

Name: Leo Cloutier		East Syracuse, New York 13057
Title: Senior Vice President, Strategy & Development		Attention: Mr. Leo Cloutier Facsimile No.: (315) 438-4643

With a copy to:

Sabin, Bermant & Gould LLP
Four Times Square
New York, New York 10036
Attention: Arthur J. Steinhauer, Esq.
Facsimile No.: (212) 381-7218
[Signature Page to the Registration Rights Agreement by and among Clearwire Corporation, Sprint HoldCo, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, and BHN Spectrum Investments, LLC]

Google Inc.		Google Inc.
1600 Amphitheatre Parkway
By:	/s/ Kent Walker	Mountain View, California 94043

Name: Kent Walker		Attn: General Counsel
Title: Vice President and General Counsel		Facsimile No.: (650) 887-2421

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304
Attn: David J. Segre
Facsimile No.: (650) 493-6811
[Signature Page to the Registration Rights Agreement by and among Clearwire Corporation, Sprint HoldCo, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, and BHN Spectrum Investments, LLC]

Intel Capital Wireless Investment Corporation 2008A		c/o Intel Corporation 2200 Mission College Blvd., MS RN6-65
Santa Clara, California 95054-1549
By:	/s/ Arvind Sodhani	Attention: President, Intel Capital

Name: Arvind Sodhani		Facsimile No.: (408) 765-8871
Title: President
c/o Intel Corporation
Intel Capital Wireless Investment Corporation 2008B		2200 Mission College Blvd., MS RN6-59 Santa Clara, California 95054-1549
Attention: Intel Capital Portfolio Manager
By:	/s/ Arvind Sodhani	Facsimile No.: (408) 653-6796

Name: Arvind Sodhani
Title: President		c/o Intel Corporation
2200 Mission College Blvd., MS RN4-151
Intel Capital Wireless Investment Corporation 2008C		Santa Clara, California 95054-1549 Attention: Intel Capital Group General Counsel
Facsimile No.: (408) 653-9098
By:	/s/ Arvind Sodhani

Name: Arvind Sodhani		c/o Intel Corporation
Title: President		2200 Mission College Blvd., MS RN5-125
Santa Clara, California 95054-1549
Clearwire Corporation		Attention: Director, U.S. Tax and Trade
Facsimile No.: (408) 765-1733
By:	/s/ Hope Cochran

Name: Hope Cochran		with copies to:
Title: Vice President, Finance and Treasurer
Gibson, Dunn & Crutcher LLP
1881 Page Mill Road
Palo Alto, California 94304
Attention: Gregory T. Davidson
Facsimile No.: (650) 849-5050

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071-3197
Attention: Paul S. Issler
Facsimile No.: (213) 229-6763
[Signature Page to the Registration Rights Agreement by and among Clearwire Corporation, Sprint HoldCo, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, and BHN Spectrum Investments, LLC]

Intel Capital Corporation		c/o Intel Corporation
2200 Mission College Blvd., MS RN6-65
By:	/s/ Arvind Sodhani	Santa Clara, California 95054-1549

Name: Arvind Sodhani		Attention: President, Intel Capital
Title: President		Facsimile No.: (408) 765-8871

Intel Capital (Cayman) Corporation		c/o Intel Corporation
2200 Mission College Blvd., MS RN6-59
By:	/s/ Arvind Sodhani	Santa Clara, California 95054-1549

Name: Arvind Sodhani		Attention: Intel Capital Portfolio Manager
Title: President		Facsimile No.: (408) 653-6796

Middlefield Ventures, Inc.		c/o Intel Corporation
2200 Mission College Blvd., MS RN4-151
By:	/s/ Arvind Sodhani	Santa Clara, California 95054-1549

Name: Arvind Sodhani		Attention: Intel Capital Group General Counsel
Title: President		Facsimile No.: (408) 653-9098

Clearwire Corporation		c/o Intel Corporation
2200 Mission College Blvd., MS RN5-125
By:	/s/ Hope Cochran	Santa Clara, California 95054-1549

Name: Hope Cochran		Attention: Director, U.S. Tax and Trade
Title: Vice President, Finance and Treasurer		Facsimile No.: (408) 765-1733

with copies to:

Gibson, Dunn & Crutcher LLP
1881 Page Mill Road
Palo Alto, California 94304
Attention: Gregory T. Davidson
Facsimile No.: (650) 849-5050

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071-3197
Attention: Paul S. Issler
Facsimile No.: (213) 229-6763
[Signature Page to the Registration Rights Agreement by and among Clearwire Corporation, Sprint HoldCo, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, and BHN Spectrum Investments, LLC]

Eagle River Holdings, LLC		Eagle River Holdings, LLC
2300 Carillon Point
By:	/s/ Amit Mehta	Kirkland, WA 98033

Name: Amit Mehta		Attention: Chief Executive Officer
Title: Vice President
[Signature Page to the Registration Rights Agreement by and among Clearwire Corporation, Sprint HoldCo, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, and BHN Spectrum Investments, LLC]